UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

VIGIL NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41200	85-1880494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vigil Neuroscience, Inc.
100 Forge Road, Suite 700
Watertown, Massachusetts 02472
(Address of principal executive offices, including zip code)

(857) 254-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIGL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On August 5, 2025 (the “Closing Date”), Sanofi, a French société anonyme (“Parent” or “Sanofi”), completed the previously announced acquisition of Vigil Neuroscience, Inc., a Delaware corporation (the “Company” or “Vigil”), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2025 (the “Merger Agreement”), by and among Vigil, Sanofi, and Vesper Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Sanofi (“Merger Sub”). Pursuant to the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into Vigil, with Vigil surviving as a wholly-owned subsidiary of Sanofi (the “Merger”).

The Merger Agreement and the transactions contemplated thereby, including the Merger, were previously described in the definitive proxy statement filed by Vigil with the Securities and Exchange Commission (the “SEC”) on June 30, 2025 (as amended and supplemented, the “Proxy Statement”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Under the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.0001, of the Company (“Company common stock”) (other than any shares held by stockholders who properly exercised and perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law and neither effectively withdrew nor lost their rights to such appraisal, any shares held by Company or any wholly-owned subsidiary of the Company (or held in the Company’s treasury) and any shares held by Parent or any other direct or indirect wholly-owned subsidiary of Parent), was automatically canceled and converted into the right to receive (a) $8.00 per share of Company common stock (the “Closing Amount”) and (b) one CVR (as defined below) ((a) and (b) together, the “Merger Consideration”).

In addition, as of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

•

Each option to purchase a share of Company common stock (a “Company Option”) outstanding as of immediately prior to the Effective Time, to the extent unvested, accelerated and became fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time;

•

Each Company Option that was outstanding and unexercised as of immediately prior to the Effective Time having an exercise price that was less than the Closing Amount was canceled and converted into the right to receive (a) an amount equal to the product of the total number of shares of Company common stock subject to such Company Option, multiplied by the excess of (i) the Closing Amount over (ii) the exercise price payable per share of Company common stock under such Company Option and (b) one CVR for each share of Company common stock subject to such Company Option;

•

Each Company Option that was outstanding and unexercised immediately prior to the Effective Time having an exercise price per share that was equal to or greater than the Closing Amount but less than $10.00 per share was canceled and converted into the right to receive one CVR for each share of Company common stock subject to such Company Option immediately prior to the Effective Time, except that if the milestone is achieved in respect of a CVR, the cash amount to be paid to such option holder shall be an amount equal to (a) $10.00 minus (b) the exercise price per share of such Company Option;

•

Each Company Option that was outstanding and unexercised immediately prior to the Effective Time having an exercise price per share that was equal to or greater than $10.00 was canceled for no consideration being payable in respect thereof, and has no further force or effect; and

•

Each restricted stock unit award with respect to the shares of Company common stock (a “Company RSU”) outstanding as of immediately prior to the Effective Time, to the extent unvested, accelerated and became fully vested effective immediately prior to, and contingent upon, the Effective Time and converted into the right to receive (a) an amount equal to the product of (i) the total number of shares of Company common stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (ii) the Closing Amount and (b) one CVR for each share of Company common stock subject to such Company RSU immediately prior to the Effective Time.

•

All payments (i) of the Closing Amount were made in cash net of any withholding taxes and without interest, and (ii) pursuant to the CVRs will be made in cash net of any withholding taxes and without interest.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 22, 2025, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, Vigil notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the shares of Company common stock under Section 12(b) of the Exchange Act. Upon effectiveness of the Form 25, Vigil intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Company common stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of Company common stock on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

As a result of the Merger, each share of Company common stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was cancelled and converted automatically, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company common stock ceased to have any rights as stockholders of Vigil, other than the right to receive the Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of Vigil occurred and Vigil ceased to exist as a separate corporate entity and became a wholly owned subsidiary of Sanofi.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

In connection with the Merger, as of the Effective Time, (a) Ivana Magovčević-Liebisch, Ph.D., JD resigned as President and Chief Executive Officer of Vigil, (b) Jennifer Ziolkowski resigned as Chief Financial Officer of Vigil, and (c) Bruce Booth, DPhil, Cheryl Blanchard, Ph.D., Gerhard Koenig, Ph.D., Ivana Magovčević-Liebisch, Ph.D., JD, Mary Thistle, Stefan Vitorovic, MS, MBA, Suzanne Bruhn, Ph.D., and Samantha Budd Haeberlein, Ph.D. each resigned from the board of directors of Vigil and from any and all committees thereof on which they served and ceased to be directors of Vigil. At the Effective Time, in accordance with the terms of the Merger Agreement, each of the directors and officers of Merger Sub immediately prior to the Effective Time became the directors and officers of Vigil.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, Vigil’s certificate of incorporation was amended and restated in its entirety. A copy of the Fourth Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of the Company held on August 4, 2025 (the “Special Meeting”), the Company’s stockholders voted to adopt the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Transaction Proposal”).

As of the close of business on June 26, 2025, the record date for the Special Meeting, there were 47,686,561 issued and outstanding shares of Company common stock, entitled to vote at the Special Meeting. At the Special Meeting, the holders of a total of 35,335,233 shares of Company common stock, representing 74.1% of the shares of Company common stock entitled to vote at the Special Meeting, were represented in person or by proxy, constituting a quorum.

At the Special Meeting, the Company’s stockholders considered only the Transaction Proposal. The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Transaction Proposal at the time of the Special Meeting (as described in the Proxy Statement filed with the SEC on June 30, 2025) was not voted on at the Special Meeting because there were sufficient votes to approve the Transaction Proposal.

The results with respect to the Transaction Proposal are set forth below:

The Transaction Proposal

The following votes were cast at the Special Meeting (in person or by proxy), and based on the results from the Inspector of Election, the Transaction Proposal was approved by the requisite vote of the Company’s stockholders:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,191,885	9,521	133,827	—

Item 8.01	Other Events.

Contingent Value Rights Agreement

Additionally, on August 5, 2025, in connection with the Merger Agreement, Parent and the Rights Agent (as defined in the CVR Agreement), entered into a contingent value right (“CVR”) agreement (the “CVR Agreement”), pursuant to which the Company’s stockholders and equity holders will generally receive one CVR per share of Company common stock issued and outstanding immediately prior to the Effective Time and underlying each equity award. Each CVR generally entitles the holder thereof to receive $2.00 payable in cash conditioned upon the first commercial sale of the Company’s clinical candidate VG-3927 in accordance with the terms and conditions of the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Termination of ATM Program

As previously disclosed, on March 21, 2023, Vigil entered into a Open Market Sale Agreement™ (the “Sales Agreement”) with Jefferies LLC (the “Sales Agent”) with respect to an “at-the-market” offering program under which Vigil could offer and sell, from time to time, shares of Company common stock through the Sales Agent. Upon the occurrence of the Effective Time, Vigil terminated the Sales Agreement effective as of August 5, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of May 21, 2025, by and among Sanofi, Vesper Acquisition Sub Inc. and Vigil Neuroscience, Inc. (incorporated herein by reference to Exhibit 2.1 to Vigil Neuroscience, Inc.’s Current Report on Form 8-K filed with the SEC on May 22, 2025).

3.1*	Fourth Amended and Restated Certificate of Incorporation of Vigil Neuroscience, Inc.

99.1*	Contingent Value Rights Agreement, dated as of August 5, 2025, by and among Sanofi and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a national banking association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vigil Neuroscience, Inc.

Date: August 5, 2025	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch, Ph.D., J.D.
President and Chief Executive Officer